Exhibit 99.1
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FOR IMMEDIATE RELEASE                    CONTACT: V. Stephen Moss
January 29, 2002                                  President, CEO
                                                  (864) 488-2265




              FNB BANCSHARES, INC. ANNOUNCES NEW SENIOR LEADERSHIP
            Kimberly Barrs selected as company's and bank's new CFO.


GAFFNEY, SC - The Board of Directors of FNB Bancshares, Inc. announced today the resignation of its chief financial officer, John B. Hobbs, effective January 18, 2002. Mr. Hobbs served as chief financial officer since the company's inception in 1996. This voluntary decision was made, said Hobbs, to pursue other business opportunities.

The Company has appointed Ms. Kimberly D. Barrs to replace Hobbs as chief financial officer. Barrs was most recently a Senior Manager with KPMG LLP in Greenville, SC for over 7 years. Barrs is a graduate of Bob Jones University.

FNB Bancshares, Inc. and its subsidiary First National Bank of the Carolinas operates three locations in Gaffney, SC, Cherokee County. The Bank's main office is located on North Granard Street, and its branches are located on Chesnee Highway in Gaffney, SC and West Cherokee Street in Blacksburg, SC.




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